                                              Registration No. 333-___________

     As filed with the Securities and Exchange Commission on October 3, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                ------------------------------------------------

                              BLACK BOX CORPORATION

             DELAWARE                                          95-3086563
    (State or jurisdiction of                               (I.R.S. Employer
  Incorporation or organization)                           Identification No.)

                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                    (Address of principal executive offices)

                   -------------------------------------------

                              BLACK BOX CORPORATION
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                   -------------------------------------------

ANNA M. BAIRD, CHIEF FINANCIAL OFFICER               COPIES OF COMMUNICATIONS TO:
         BLACK BOX CORPORATION                          Ronald Basso, Esquire
            1000 PARK DRIVE                  Buchanan Ingersoll Professional Corporation
     LAWRENCE, PENNSYLVANIA 15055                         One Oxford Centre
(Name and address of agent for service)              301 Grant Street, 20th Floor
             412-873-6788                             Pittsburgh, PA 15219-1410
(Telephone number of agent for service)                      412-562-8800

                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                        PROPOSED
                                                        MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING         AMOUNT OF
          REGISTERED                REGISTERED         PER SHARE              PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                     800,000            $41.45 (1)         $33,160,000 (1)        $3,050.72 (1)
                               ----------------------------------------------------------------------------------
         Common Stock
                               ----------------------------------------------------------------------------------
 (par value $.001 per share)
                               ----------------------------------------------------------------------------------
                                     600,000            $33.25 (2)         $19,950,000 (2)        $1,835.40 (2)
-----------------------------------------------------------------------------------------------------------------
TOTAL                              1,400,000 shares      -----                                    $4,886.12
=================================================================================================================

(1) In accordance with Rule 457(h), such price is the weighted average price at which the options with respect to such shares may be exercised.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq National Market System on September 27, 2002, as reported in The Wall Street Journal, Central Edition, on September 30, 2002.

           INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

         Black Box Corporation, formerly known as MB Communications, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statements, File Nos. 33-75254, 33-92656, 333-1978, 333-34839, 333-81521 and
333-64410 relating to the Corporation's 1992 Stock Option Plan and amendments thereto.

         The financial statements included in the Annual Report on Form 10-K incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated April 26, 2002 into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, Commonwealth of Pennsylvania, on this 19th day of September, 2002.

                                       BLACK BOX CORPORATION


                                       By: /s/ Fred C. Young
                                          -------------------------------------
                                          Fred C. Young
                                          Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Fred C. Young and Anna M. Baird, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 19th day of September, 2002.


            SIGNATURE                            CAPACITY

  /s/ William F. Andrews              Director
------------------------------
William F. Andrews

  /s/ Thomas G. Greig                 Director
------------------------------
Thomas G. Greig

  /s/ William R. Newlin               Director
------------------------------
William R. Newlin

  /s/ Brian D. Young                  Director
------------------------------
Brian D. Young

  /s/ Fred C. Young                   Chairman of the Board and
------------------------------        Chief Executive Officer
Fred C. Young                             (Principal Executive Officer)


  /s/ Anna M. Baird                   Vice President, Chief Financial Officer,
------------------------------        Secretary and
Anna M. Baird                             Principal Accounting Officer

                                  EXHIBIT INDEX



 EXHIBIT NO.                      DESCRIPTION

   5.01      Opinion of Buchanan Ingersoll Professional Corporation

  23.01      Consent of Arthur Andersen LLP, (omitted pursuant to Rule 437(a))

  23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01 hereto)

  24.01      Powers of Attorney (contained herein on signature page)



                                     - 3 -